Exhibit 99.1

NEWS RELEASE

Weatherford Announces Successful Completion of Consent Solicitation

Weatherford Announces Intention to Redeem Remaining $105 Million Principal Amount of 11.00% Senior Notes Due 2024

HOUSTON, April 20, 2023 -- Weatherford International plc (NASDAQ: WFRD) (“Weatherford,” and together with its subsidiaries, the “Company,” “we,” “us” and “our”) today announced that Weatherford International Ltd., a Bermuda exempted company and wholly owned subsidiary of Weatherford (“Weatherford Bermuda”), has successfully completed its previously announced consent solicitation (the “Consent Solicitation”) with respect to its outstanding 6.500% Senior Secured First Lien Notes due 2028 (the “Notes”) to approve certain amendments (the “Proposed Amendments”) to the indenture governing the Notes (the “Indenture”).

In connection with the Consent Solicitation, Weatherford Bermuda has received the consents from holders of 97.62% of the aggregate principal amount of Notes outstanding to the Proposed Amendments as described in the consent solicitation statement, dated April 12, 2023. The Consent Solicitation expired at 5:00 p.m., New York City time, on April 19, 2023.

Accordingly, Weatherford Bermuda executed the second supplement to the Indenture, which became effective upon its execution.

Additionally, Weatherford today announced Weatherford Bermuda’s intention to redeem (the “Redemption”) the remaining $105,000,000 aggregate principal amount outstanding of its 11.00% Senior Notes due 2024 (the “2024 Notes”). Weatherford Bermuda expects to redeem the 2024 Notes on May 22, 2023 (the “Redemption Date”) at a redemption price of 102.750% of the principal amount, plus accrued and unpaid interest to, but excluding, the Redemption Date.

Girish Saligram, President and Chief Executive Officer of Weatherford, commented, “The redemption of the 11% Senior Notes stub due 2024 is another important step in our capital structure improvement journey since emergence and will put our gross debt levels below December 2019 levels. A significant accomplishment which further evidences our commitment to continuously improve our capital structure. We are grateful to all our stakeholders, especially our banking partners and secured noteholders, for their support on this transaction.”

About Weatherford

Weatherford delivers innovative energy services that integrate proven technologies with advanced digitalization to create sustainable offerings for maximized value and return on investment. Our world-class experts partner with customers to optimize their resources and realize the full potential of their assets. Operators choose us for strategic solutions that add efficiency, flexibility, and responsibility to any energy operation. The Company operates in approximately 75 countries and has approximately 17,700 team members representing more than 110 nationalities and 345 operating locations. Visit weatherford.com for more information and connect with us on social media.

Contact:

Mohammed Topiwala

Vice President, Investor Relations and M&A

+1 713-836-7777

investor.relations@weatherford.com

For Media:

Kelley Hughes

Sr. Director, Communications & Employment Engagement

+1 713-836-4193

media@weatherford.com

Forward-Looking Statements

This news release contains forward-looking statements concerning, among other things, the Company’s strategy and financing plans and goals, and are also generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “outlook,” “budget,” “intend,” “strategy,” “plan,” “guidance,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are based upon the current beliefs of Weatherford’s management and are subject to significant risks, assumptions, and uncertainties. These forward-looking statements include, but are not limited to, statements regarding the Redemption. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in our forward-looking statements.

These risks and uncertainties are more fully described in Weatherford’s reports and registration statements filed with the Securities and Exchange Commission, including the risk factors described in Weatherford’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Accordingly, you should not place undue reliance on any of the Company’s forward-looking statements. Any forward-looking statements speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law, and we caution you not to rely on them unduly.